Exhibit 99.1

Calix Releases First Quarter 2026 Financial Results; To Host Investor Day 2026 at the NYSE, Outlining Next Phase of Long-Term Growth Strategy Powered by Calix One

SAN JOSE, CA – April 21, 2026 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for its first quarter of 2026. Results have been posted as a letter to stockholders in the investor relations section of its website. Please visit the Calix investor relations website to view the letter to stockholders.

A conference call to discuss these results with President and CEO Michael Weening and CFO Cory Sindelar will be held today, April 21, 2026, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

Interested parties may listen to a live webcast of the conference call by visiting the Events section of the Calix Investor Relations website. The live conference call will be available by dialing (877) 407-4019, or international (201) 689-8337, with conference ID# 13759279. The conference call and webcast will include forward-looking information. A replay of the conference call will be accessible via webcast after its conclusion and will be archived on the Calix Investor Relations website.
Investor Day 2026
Calix will host its 2026 Investor Day on Wednesday, April 22, 2026, at the New York Stock Exchange. The event will begin at 10:00 a.m. Eastern Time, with doors opening at 9:15 a.m. Eastern Time for registered attendees. A live webcast will be available on the Calix investor relations website.

At the event, the Company expects to discuss its long‑term strategic direction and operating framework.

Agenda topics are expected to include:

•The Calix One platform and product roadmap
•How Calix supports service provider customers in delivering differentiated subscriber experiences
•The Company’s operating priorities and financial framework
•Capital allocation philosophy and approach to long‑term value creation

Presentation materials will be made available on the Calix investor relations website in conjunction with the event and will be archived following the webcast.
About Calix
Calix, Inc. (NYSE: CALX) is an AI platform company that enables service providers to transform their operations and accelerate delivery of differentiated experiences—so they can compete and win in the markets and communities they serve.

Through the AI-native Calix One platform, service providers can securely and privately activate agentic-AI alongside their human teams to acquire new subscribers, grow existing subscriber revenue, and build loyalty across residential, business, municipal, and MDU markets. More than 1,200 customers of all sizes leverage the Calix One platform, which has evolved over 15 years at an investment of more than $2 billion.

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Calix innovation cycles are underpinned by a strong financial balance sheet and a people first culture that routinely earns broad industry recognition—winning 81 culture and innovation awards since 2025 alone, as well as Fortune’s 100 Best Companies to Work For® in 2026.
Forward-Looking Statements
This press release contains forward-looking statements that reflect management’s current expectations regarding Calix’s business, financial results, strategic initiatives, and events including the Company’s anticipated discussions at Investor Day 2026. These statements are inherently uncertain and involve risks and uncertainties that could cause actual results or the timing of events to differ materially from what is expressed or implied. Forward-looking statements are based on information available at the time of this release, and Calix undertakes no obligation to revise or update any such statement except as required by law. Readers are cautioned not to place undue reliance on these statements. For a discussion of potential risks and uncertainties that could impact Calix’s actual results, please refer to the Company’s most recent quarterly reports on Form 10-Q and annual reports on Form 10-K filed with the SEC, which are available at www.sec.gov.

Category: Financial

Investor Inquiries:
Nancy Fazioli
VP, Investor Relations
InvestorRelations@calix.com
(669) 308-3901